UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

SHOPKO STORES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS FILING CONSISTS OF A PRESS RELEASE ISSUED BY SHOPKO STORES, INC. ON AUGUST  9, 2005.

NEWS RELEASE
Contacts:
Media – John Vigeland
(920) 429-4132
Investor Relations
(920) 429-7039
SHOPKO ANNOUNCES DATE OF SHAREHOLDER MEETING TO VOTE ON PROPOSED MERGER
GREEN BAY, Wis. (August 9, 2005) ShopKo Stores, Inc. (NYSE: SKO), today announced that a special meeting of shareholders will be held on Wednesday, September 14, 2005 to vote on a proposal to approve the previously announced definitive merger agreement that provides for the acquisition of ShopKo by an affiliate of Minneapolis-based private equity investment firm Goldner Hawn Johnson & Morrison Incorporated (“GHJM”). Shareholders of record as of the close of business on Monday, August 1, 2005, will be entitled to vote at the special meeting. ShopKo will commence the mailing of its definitive proxy statement to shareholders on August 10, 2005.
The closing of the merger remains subject to approval of the merger agreement by ShopKo’s shareholders, funding under the financing commitments obtained by GHJM and other customary conditions. ShopKo currently anticipates that the merger will close during its third fiscal quarter.
ShopKo Stores, Inc. is a retailer of quality goods and services headquartered in Green Bay, Wis., with stores located throughout the Midwest, Mountain and Pacific Northwest regions. Retail formats include 140 ShopKo stores, providing quality name-brand merchandise, great values, pharmacy and optical services in mid-sized to larger cities; 223 Pamida stores, 116 of which contain pharmacies, bringing value and convenience close to home in small, rural communities; and three ShopKo Express Rx stores, a new and convenient neighborhood drugstore concept. With more than $3.0 billion in annual sales, ShopKo Stores, Inc. is listed on the New York Stock Exchange under the symbol SKO. For more information about ShopKo, Pamida or ShopKo Express Rx, visit our Web site at http://www.shopko.com.

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Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. ShopKo may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure to obtain financing to consummate the merger or the failure to satisfy the other closing conditions. These factors, and other factors that may affect the business or financial results of ShopKo are described in ShopKo’s filings with the SEC, including ShopKo’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.
In connection with ShopKo’s solicitation of proxies for the special meeting of shareholders with respect to the proposed merger, ShopKo has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement. Shareholders are advised to read the definitive proxy statement and any other relevant documents to be filed with the SEC because they will contain important information. Shareholders will be able to obtain a free-of-charge copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the definitive proxy statement and other relevant documents when available by directing a request by mail or telephone to ShopKo Stores, Inc., P.O. Box 19060, Green Bay, WI 54307, Attention: Corporate Secretary, Telephone: 920-429-2211, from ShopKo’s website, http://www.shopko.com., or by calling Georgeson Shareholder Communications Inc., ShopKo’s proxy solicitor, toll-free at 800-491-3502.

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ShopKo and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of ShopKo in favor of the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies, including their beneficial ownership as of August 1, 2005, is set forth in ShopKo’s definitive proxy statement. Information regarding certain of these persons and their beneficial ownership of ShopKo common stock as of April 30, 2005 is also set forth in ShopKo’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.
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